UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2010
Date of Report (Date of earliest event reported)

URANIUM INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52660 (Commission File Number)	20-1769847 (IRS Employer Identification No.)

15710 W. Colfax Ave., Suite 201 Golden, Colorado (Address of principal executive offices)	80401 (Zip Code)

(303) 235-8099
Registrant's telephone number, including area code

10475 Park Meadows Drive, Suite 600
Lone Tree, Colorado 80124
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in its current report on Form 8-K dated March 11, 2008, as filed with the Securities and Exchange Commission on March 18, 2008, Uranium International Corp. (the "Company") effected a 1.5 for one (1.5:1) forward split of its common stock as of the open of market on March 11, 2008 (the "Record Date"). As a result, each shareholder of record on the Record Date received an additional one-half share of common stock for each share of common stock held; provided, however, that no fractional shares were issued. There were 36,025,000 shares of common stock issued and outstanding immediately before the forward stock split, and 54,037,500 shares of common stock issued and outstanding immediately afterwards.

Notice of the forward stock split was provided to the Financial Industry Regulatory Authority, Inc. but, due to an administrative oversight, a Certificate of Change to effect a simultaneous 1.5 for one (1.5:1) forward split of the Company's authorized common stock pursuant to section 207(1) of the Nevada Private Corporations Law (NRS 78.207) was not filed with the Nevada Secretary of State.

The Company has now rectified the administrative oversight by filing a Certificate of Change with the Nevada Secretary of State to effect, as of June 8, 2010, the 1.5 for one (1.5:1) forward split of the Company's authorized common stock pursuant to section 207(1) of the Nevada Private Corporations Law. As a result, the Company's authorized capital has been increased from 375,000,000 shares of common stock, par value $0.001 per share, to 562,500,000 shares of common stock, par value $0.001 per share. There is no accompanying change to the Company's issued and outstanding share capital.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Change filed with the Nevada Secretary of State on June 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM INTERNATIONAL CORP.
DATE: June 8, 2010.	By: "William D. Thomas" Name: William D. Thomas Title: Chief Financial Officer and a director

__________